Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-215452 of our report dated October 17, 2016, relating to the combined and consolidated financial statements of Invitation Homes appearing in the Prospectus, which is part of this Registration Statement, and of our report dated October 17, 2016, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Dallas, Texas

January 27, 2017